Exhibit 10.8

SALE AND CONTRIBUTION AGREEMENT
between
CRESTLINE LENDING SOLUTIONS, LLC,
as Seller
and
CL LSF SPV I, LLC,
as Purchaser
Dated as of September 19, 2025

-i-

-ii-

This SALE AND CONTRIBUTION AGREEMENT, dated as of September 19, 2025 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between CRESTLINE LENDING SOLUTIONS, LLC, a Delaware limited liability company, as seller (in such capacity, the “Seller”) and CL LSF SPV I, LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).
W I T N E S S E T H:
WHEREAS, the Purchaser desires to purchase certain loans and related assets and contracts existing on the Closing Date and from time to time thereafter;
WHEREAS, the Seller may also wish to contribute certain loans and related assets and contracts to the Purchaser on the Closing Date and from time to time on each Purchase Date;
WHEREAS, the Seller desires to sell, transfer, assign and contribute such loans and related assets and contracts to the Purchaser upon the terms and conditions hereinafter set forth;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1    Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan Financing and Servicing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Purchaser, as borrower, Crestline Lending Solutions, LLC, as equityholder and as servicer, State Street Bank and Trust Company, as collateral agent and collateral custodian, the agents and lenders party from time to time thereto and Deutsche Bank AG, New York Branch, as facility agent.
“Agreement” has the meaning set forth in the preamble hereto.
“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder.
“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“Indorsement” has the meaning specified in Section 8 102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.
“Initial Conveyance” has the meaning set forth in Section 2.1(a).
“Initial Conveyance Date” means the date of the Initial Conveyance.
“Participated Loan” has the meaning set forth in Section 2.4(a).
“Participation Interests” has the meaning set forth in Section 2.4(a).
“Purchase Date” means, (x) with respect to the Initial Conveyance, the Initial Conveyance Date and (y) with respect to each Subsequent Conveyance, the Subsequent Conveyance Date.
“Purchase Notice” has the meaning set forth in Section 2.1(b).
“Purchase Price” has the meaning set forth in Section 3.1.
“Purchaser” has the meaning set forth in the preamble hereto.
“Schedule of Collateral Obligations” has the meaning set forth in Section 2.1(a).
“Seller” has the meaning set forth in the preamble hereto.
“Subsequent Conveyance” has the meaning set forth in Section 2.1(b).
“Subsequent Conveyance Date” has the meaning set forth in Section 2.1(b).
“Transferred Assets” means, collectively, the Transferred Collateral Obligations or Participated Loan and Related Security Conveyed by the Seller to the Purchaser hereunder.
“Transferred Collateral Obligations” means each Collateral Obligation or Participated Loan Conveyed from the Seller to the Purchaser pursuant to the terms of this Agreement.
SECTION 1.2    Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.” Each reference to a Collateral Obligation shall include any Participated Loan acquired hereunder unless expressly noted.
SECTION 1.3    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4    Interpretation.
(a)    Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Loan Agreement or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.
(b)    Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein.
(c)    The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.
(d)    Unless otherwise specified, each reference in this Agreement to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.
(e)    Unless otherwise specified, each reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.
(f)    Any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry.
(g)    Any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Facility Agent in its reasonable discretion.
(h)    For purposes of this Agreement, references to any party hereto includes its successors and permitted assigns.

ARTICLE II
CONVEYANCES OF TRANSFERRED ASSETS
SECTION 2.1    Conveyances.
(a)    On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to (i) Convey to the Purchaser, without recourse except to the extent specifically provided herein, on the Closing Date, and the Purchaser agrees to purchase or receive as a contribution, as applicable, from the Seller on the Closing Date (the “Initial Conveyance”), all of the Seller’s right, title and interest in and to each Collateral Obligation listed on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time, the “Schedule of Collateral Obligations”) (the Schedule of Collateral Obligations, as amended, supplemented, updated or otherwise modified shall become part of the Schedule of Collateral Obligations attached to the Loan Agreement), together with all other Related Security and all proceeds of the foregoing but excluding the Retained Interests (if any) and Excluded Amounts (if any) for such Collateral Obligation.
(b)    In the event the Purchaser agrees, from time to time after the Closing Date, to acquire additional Collateral Obligations (including Related Security) from the Seller, the Purchaser shall deliver written notice thereof to the Facility Agent substantially in the form set forth in Schedule B hereto (each, a “Purchase Notice”), designating the date of the proposed Conveyance (a “Subsequent Conveyance Date”) and attaching a supplement to the Schedule of Collateral Obligations identifying the Transferred Assets proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Loan Agreement, the Seller shall Convey to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall purchase or receive, as applicable, on the applicable Subsequent Conveyance Date (each such purchase and sale being herein called a “Subsequent Conveyance”), all of the Seller’s right, title and interest in and to each Collateral Obligation then reported by the Seller on the Schedule of Collateral Obligations attached to the related Purchase Notice, together with all other Related Security and all proceeds of the foregoing but excluding the Retained Interests (if any) and Excluded Amounts (if any) for such Collateral Obligation.
(c)    It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser. Further, it is not the intention of the Seller and the Purchaser that any purchase be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law and (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing but excluding the Retained Interests (if any) and Excluded Amounts (if any) for

such Collateral Obligation. The Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees and under the other Transaction Documents, all the rights and remedies of a secured party under any applicable UCC.
The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement (in each case, subject to Permitted Liens). The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code; provided that with respect to any Participated Loans, (x) the Purchaser shall not be the record owner of legal title of the Collateral Loan until the Elevation Date of such Participated Loan, and (y) each Conveyance of a Participation Interest as contemplated by this Agreement constitutes a conveyance, transfer and assignment of such Participation Interest, including all beneficial and economic interests in the underlying loan from the Seller to the Purchaser, leaving the Seller with only “bare legal title” to such underlying loan and the proceeds and any related collateral, such that the Participated Loan (including such beneficial interest in the underlying loan and the proceeds and any related collateral) shall not be part of the Seller’s estate, as determined pursuant to Section 541 of the Bankruptcy Code, in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy Law.
(d)    In connection with the Initial Conveyance, the Seller agrees to file on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of applicable law related to the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof.
(e)    The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the purchase by the Purchaser of the Transferred Assets and the Lien of the Collateral Agent pursuant to the Loan Agreement. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without the Seller’s signature; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.
(f)    Each of the Seller and the Purchaser agree that prior to the time of Conveyance of any Collateral Obligation hereunder, the Purchaser has no rights to or claim of benefit from any Collateral Obligation (or any interest therein) owned by the Seller.
SECTION 2.2    Indemnification. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of any acts or omissions of the Seller and relating to this Agreement and the transactions contemplated hereby, excluding, however, (a) Indemnified Amounts in respect of any Transferred Asset due to such Obligor’s creditworthiness, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (c) except as otherwise specifically provided herein, non-payment by any Obligor of an amount due and payable with respect to a Transferred Asset or (d) any Excluded Taxes.
SECTION 2.3    Administrative Convenience. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, the Seller may direct that a Collateral Obligation be titled directly into the name of the Purchaser, and/or that any document or assignment agreement (or, in the case of any original promissory note, any chain of Indorsement) required to be executed and delivered in connection with (a) the acquisition of a Collateral Obligation as a lender at the closing thereof may be executed and delivered directly by the Purchaser at the direction of the Seller or (b) the transfer of a Collateral Obligation in accordance with the terms of the related Underlying Instruments may reflect that the Seller (or any Affiliate thereof or any third party from whom the Seller may purchase a Collateral Obligation) is assigning such Collateral Obligation directly to the Purchaser. Nothing in any such document or assignment agreement (or, in the case of any original promissory note, nothing in such chain of Indorsement) shall be deemed to impair the transfers of the related Collateral Obligation by the Seller to the Purchaser in accordance with the terms of this Agreement. Any Collateral Obligations designated on the Schedule of Collateral Obligations held by the Purchaser on the Closing Date will be deemed to have been transferred to the Purchaser by the Seller, and any Collateral Obligations designated on the Schedule of Collateral Obligations acquired or originated by the Purchaser after the Closing Date will be deemed to have been transferred to the Purchaser by the Seller without requiring any loan assignment to be executed between Seller and Purchaser; provided that any such Collateral Obligations shall be Eligible Collateral Obligations and shall have been approved by the Facility Agent in its sole discretion.
SECTION 2.4    Participated Loans.
(a)    In connection with the Conveyance of any Transferred Assets, to the extent that all conditions specified in the related credit agreement, loan agreement or similar governing document to the transfer of record ownership of a Collateral Obligation to the Purchaser have not been satisfied on or prior to the applicable Purchase Date, the related Conveyance will take the form of the grant of an undivided 100% participation interest in such Collateral Obligation on the applicable Purchase Date (each such Collateral Loan, a “Participated Loan”). With respect to any Participated Loan, the Seller and Purchaser will use commercially reasonable efforts to cause the relevant participation to be elevated to an assignment as soon as reasonably practicable, pursuant to the provisions of Section 2.4(c), after the applicable Purchase Date. Such elevation is referred to herein as the “Elevation” with respect to any Participated Loan, and the date of any Elevation of such Participated Loan is referred to herein as the related “Elevation Date”. With respect to each Participated Loan, on each applicable Purchase Date, the Seller hereby sells, transfers and grants to the Purchaser, without recourse (except to the extent specifically provided herein) and the Purchaser hereby acquires from the Seller, a 100% undivided participation interest in such Collateral Obligation, which interest shall include, to the extent permitted to be transferred under the terms governing such Collateral Obligation and under Applicable Law, all claims, causes of action and any other right of the Seller (in its capacity as a lender under any credit documentation executed and delivered in connection with a Collateral Obligation), whether known or unknown, against any obligor or any of its affiliates, agents, representatives, contractors, advisors or other Person arising under or in connection with such documentation or that is in any way based on or related to any of the foregoing or the loan transactions governed thereby, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity related to the rights and obligations sold and purchased pursuant to this Agreement (each, a “Participation Interest” and collectively, the “Participation Interests”), in each case, for settlement of Conveyance on the applicable Purchase Date upon the terms and subject to the conditions set forth in this Agreement. For the avoidance of doubt, the Seller and the Purchaser agree that the tenor, interest rate and other terms of a Participated Loan shall be coextensive with those of the underlying Collateral Obligation. Until Elevation occurs for each Participated Loan, the Seller shall hold title to each of the Participated Loans for the benefit of the Purchaser to the extent of the Participation Interests.
(b)    The Seller will not be held to the standard of care of a fiduciary but agrees that, until the Elevation of each Participated Loan has been completed, it shall exercise the same duty of care in the administration and enforcement of the Participated Loan that it would exercise if it held the Participated Loans solely for its own account, but in any event, no less than a commercially reasonable standard of care.
(c)    Subject to the terms and provisions of the applicable Participated Loans, the Seller and the Purchaser shall use commercially reasonable efforts to effect an Elevation, as soon as reasonably practicable, with respect to each such Participated Loan and to take such action (including the execution and delivery of an assignment agreement) as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of each such Participated Loan and consistent with the terms of this Agreement. The Seller shall pay any elevation fees, transfer fees and other expenses payable in connection with an Elevation and any expenses of administering each Participated Loan prior to its Elevation.
(d)    Until an Elevation has been effected with respect to each Participated Loan, the Seller shall maintain its existence under the laws of its jurisdiction of formation.
(e)    If the Seller is dissolved, notwithstanding the foregoing, each party agrees (so far as the same is within its power and control) that the Participation Interests in each of the Participated Loans shall elevate automatically and immediately to an assignment and all of the Seller’s rights, title, interests and ownership of such Participated Loans shall vest in the Purchaser. The Seller shall be deemed to have consented and agreed to Elevation for each of the Participated Loans upon the execution of this Agreement. The Seller agrees that, following the Seller’s dissolution, the Purchaser shall be permitted to take any and all action necessary to effectuate an Elevation and/or finalize an assignment of any of the Participated Loans, and in furtherance of the foregoing, effective immediately upon a dissolution of the Seller, the Seller hereby makes, constitutes and appoints the Purchaser, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Purchaser reasonably deems appropriate or necessary in connection with any Elevation or finalization of an assignment of any of the Participated Loans. The foregoing power of attorney is (x) hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the bankruptcy or insolvency or dissolution of the Seller and (y) expressly limited to the foregoing actions taken with respect to Participated Loans.
(f)    The Seller shall direct the underlying administrative agent for each applicable Collateral Obligation to send all Collections in respect of each Participated Loan to the Collection Account.
ARTICLE III
CONSIDERATION AND PAYMENT; REPORTING
SECTION 3.1    Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each applicable Purchase Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets as of such date, payable in accordance with Section 3.2 below.
SECTION 3.2    Payment of Purchase Price.
(a)    The Purchase Price shall be paid on the related Purchase Date (a) first, by payment in cash in immediately available funds in an amount not greater than the sum of (i) the proceeds of Advances made to the Purchaser with respect to such Collateral Obligations to be Conveyed on such Purchase Date and (ii) amounts constituting Principal Collections in the Collections Account utilized for a Reinvestment pursuant to Section 8.3(b) of the Loan Agreement and (b) second, to the extent not paid in cash, by the Seller making a capital contribution to the Purchaser in an amount equal to the unpaid portion of the Purchase Price.
(b)    Notwithstanding any provision herein to the contrary, the Seller may on such Purchase Date elect to designate all or a portion of the Transferred Assets proposed to be transferred by it to the Purchaser on such date as a capital contribution to the Purchaser. In such event, the Purchase Price payable with respect to such transfer shall be reduced by that portion of the Purchase Price of the Transferred Assets that was so contributed; provided that Transferred Assets contributed to the Purchaser as capital shall constitute Transferred Assets for all purposes of this Agreement and shall be subject to all representations, warranties, covenants and indemnities hereunder (the same as any Transferred Asset acquired by the Purchaser hereunder with a cash payment).
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.1    Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date and as of each Purchase Date:
(a)    Organization and Good Standing. The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement and (ii) the validity or enforceability of the Transferred Assets.
(b)    Power and Authority. The Seller has the power and authority to own, pledge, mortgage, operate and Convey the Transferred Assets, to conduct its business and to execute and deliver this Agreement and the other Transaction Documents to which it is a party (in any capacity) and to perform the transactions contemplated hereby and thereby.
(c)    Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement and all other agreements, instruments and documents which may be delivered by it pursuant hereto and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default in any material respect under (A) its Constituent Documents, (B) any contractual restriction with respect to any Indebtedness of the Seller or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting it or its property, or (C) any law, rule, regulation, order, license, requirement, writ, judgment, award, injunction or decree applicable to, binding on or affecting it or any of its property and (iii) do not result in or require the creation of any Lien upon or with respect to any of its properties (other than Permitted Liens and Liens created pursuant to this Agreement or any other Transaction Document).
(d)    Execution and Delivery. This Agreement has been duly executed and delivered by the Seller.
(e)    Governmental Authorization. No approval, consent of, notice to, filing with or permits, licenses, qualifications or other action by any Official Body having jurisdiction over it or its properties is required or necessary (i) for the conduct of the Seller’s business as currently conducted, for the ownership, use, operation or maintenance of its properties and for the due execution, delivery and performance by the Seller of this Agreement, (ii) for the perfection of or the exercise by each of the Purchaser and the Facility Agent of any of its rights or remedies hereunder, or (iii) to ensure the legality, validity, or enforceability of this Agreement in any jurisdiction in which the Seller does business, in each case other than (A)  consents, notices, filings and other actions which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consent, notice, filing or other action would not have a material adverse effect on its ability to perform its obligations hereunder.
(f)    Legality; Validity; Enforceability. Assuming due authorization, execution and delivery by each other party hereto and thereto, this Agreement is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.
(g)    No Litigation. There are no proceedings or investigations pending or, to its knowledge, threatened against the Seller, before any court or Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement, (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on any of the Transferred Assets or (E) seeking to impose any excise, franchise, transfer or similar tax upon the Conveyance of the Transferred Assets hereunder.
(h)    Legal Compliance. The Seller has complied and will comply with all Applicable Laws, judgments, agreements with Official Bodies, decrees and orders with respect to its business and properties and all Collateral except where the failure could not reasonably be expected to have a Material Adverse Effect.

(i)    Tax Status. The Seller has timely filed all U.S. federal and other material Tax returns (foreign, federal, state, local and otherwise) required to be filed by it and has paid all U.S. federal and other material Taxes due and payable by it, or levied or imposed against it or any of its property (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller). It is not liable for Taxes payable by any other Person. Any Taxes, fees and other governmental charges payable by the Seller in connection with the transactions contemplated by this Agreement and the execution and delivery of this Agreement have been paid or shall have been paid if and when due at or prior to the Closing Date or the Purchase Date, as applicable.
(j)    Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its Records, are located at its address specified in Section 8.3, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed. There are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).
(k)    Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then this Agreement creates (subject to Permitted Liens) a valid and continuing Lien on the Transferred Assets in favor of the Purchaser and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by the filing of a UCC financing statement under such Article), and is enforceable as such against creditors of and purchasers from the Seller; the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein; with respect to Transferred Assets that constitute Security Entitlements (A) all of such Security Entitlements have been credited to the Collection Account and the Securities Intermediary has agreed to treat all assets credited to the Collection Account as Financial Assets, (B) all steps necessary to enable the Collateral Agent to obtain Control with respect to the Collection Account have been taken and (C) the Collection Account is not in the name of any Person other than the Purchaser, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties and other Permitted Liens; the Purchaser has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control (as defined in the Account Control Agreement), the Purchaser (or the Servicer on its behalf) may cause cash in the Collection Account to be invested in Permitted Investments, and the proceeds thereof to be paid and distributed in accordance with the Loan Agreement; all Accounts constitute Securities Accounts; the Seller owns and has good and marketable title to the Transferred Assets purchased by the Purchaser on the applicable Purchase Date, free and clear of any Lien (other than Permitted

Liens); the Seller has received all consents and approvals required by the terms of any Collateral Obligation to the sale and granting of a security interest in the Collateral Obligations hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC; all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Loan Agreement, will be delivered to the Collateral Custodian; the Seller has received, or subject to the delivery requirements contained the Loan Agreement will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian or its bailee is holding each underlying promissory note evidencing a Collateral Obligation solely on behalf of the Collateral Agent for the benefit of the Secured Parties; none of the underlying promissory notes that constitute or evidence the Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise Conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; with respect to a Transferred Asset that constitutes a Certificated Security, such Certificated Security has been delivered to the Collateral Custodian, as assignee of the Purchaser on behalf of the Secured Parties and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Custodian or in blank by an effective Indorsement or has been registered in the name of the Collateral Custodian upon original issue or registration of transfer by the Seller of such Certificated Security; and in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective.
(l)    Fair Consideration; No Avoidance for Collateral Obligation Payments. With respect to each Transferred Collateral Obligation Conveyed hereunder, the Seller Conveyed such Transferred Collateral Obligation to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value or, to the extent that the fair market value of any Transferred Collateral Obligation exceeds the amount of any such payment so received by the Seller from the Purchaser, the Seller has made a capital contribution to the Purchaser of such portion of such Transferred Collateral Obligation in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.
(m)    Eligibility of Transferred Collateral Obligations. Each Transferred Collateral Obligation Conveyed hereunder is, at the time of such Conveyance, an Eligible Collateral Obligation. At the time of such Conveyance, no event has occurred and is continuing which could reasonably be expected to affect the collectibility of such Transferred Collateral

Obligation or cause it not to be paid in full. As of each Purchase Date, Schedule A is an accurate and complete listing of all the Transferred Collateral Obligations and other Transferred Assets hereunder as of such Purchase Date.
(n)    Adequate Capitalization; No Insolvency. The Seller is not the subject of any Insolvency Event. The Seller is adequately capitalized and solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement. The Seller is adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets. The Seller executed and delivered this Agreement for fair consideration and without the intent to hinder, delay or defraud any of its creditors or any other Person.
(o)    True Sale. Each Transferred Collateral Obligation Conveyed hereunder shall have been Conveyed by the Seller to the Purchaser in a “true sale”.
(p)    True and Correct Information. All information heretofore or hereafter furnished by or on behalf of the Seller in writing to any Lender, the Collateral Agent or the Facility Agent in connection with this Agreement, the Transferred Assets, or any transaction contemplated hereby is and will be (when taken as a whole) true and correct in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.
(q)    Selection Procedures. In selecting the Transferred Assets and for Affiliates of the Purchaser, no selection procedures were employed which are intended to be adverse to the interests of any Agent or any Lender.
(r)    [Reserved].
(s)    Payment in Full. The Seller has no actual knowledge of any fact which leads it or should have led a reasonable person to expect that at the time of Conveyance any payments on any Transferred Asset will not be paid in full when due or to expect any other material adverse effect on (A) the performance by the Seller of its obligations under this Agreement, (B) the validity or enforceability of this Agreement, or (C) the Transferred Assets or the interests of the Seller therein.
(t)    No Brokers or Finders. No broker or finder acting on behalf of the Seller was employed or utilized in connection with this Agreement or the transactions contemplated hereby or thereby and the Seller has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.
(u)    Restricted Payments. The Seller shall not cause or permit the Purchaser to make any payments or distributions which would violate Section 10.16 of the Loan Agreement.
(v)    Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Facility Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Loan Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller.
(w)    Transferred Assets. As of each applicable Purchase Date, Schedule A is an accurate and complete listing of all the Transferred Assets hereunder as of such Purchase Date and the information contained therein with respect to the identity of such Transferred Assets and the amounts owing thereunder is true and correct as of the related Purchase Date.
(x)    Set-Off, etc. As of the applicable Purchase Date with respect to any Transferred Asset, such Transferred Asset has not been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller or by the Obligor thereof, and no such Transferred Asset is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Transferred Asset or otherwise, by the Seller or by the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Transferred Asset otherwise permitted or not prohibited under the Transaction Documents and in accordance with the Servicing Standard.
(y)    No Fraud. Each Collateral Obligation that was originated by the Seller was originated without any fraud or material misrepresentation by the Seller or, to the Seller’s knowledge, on the part of the related Obligor.
(z)    Price of Collateral Obligations. The Purchase Price for each Collateral Obligation Conveyed by the Seller to the Purchaser hereunder represents the fair market value of such Collateral Obligation as of the time of Conveyance hereunder, as may have changed from the time such Collateral Obligation was originally acquired or originated by the Seller.
(aa)    [Reserved.]
(bb)    Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.
(cc)    No Injunctions. No injunction, writ, restraining order or other order of any nature materially and adversely affects the Seller’s performance of its obligations under this Agreement.
SECTION 4.2    Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Closing Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or

“Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Loan Agreement. Upon discovery by a Responsible Officer of the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Facility Agent.
ARTICLE V
COVENANTS OF THE SELLER
SECTION 5.1    Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until all amounts owed by the Seller pursuant to this Agreement have been paid in full (other than as expressly survive the termination of this Agreement), unless the Purchaser otherwise consents in writing:
(a)    Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and comply with all Applicable Laws, including those applicable to the Transferred Collateral Obligations and all proceeds thereof, except to the extent that the failure to so comply would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations hereunder, (ii) its assets, operations, properties, financial condition, or business or (iii) the validity or enforceability of this Agreement.
(b)    Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a limited liability company and maintain its rights and franchises in its jurisdiction of formation and (B) qualify and remain qualified as a foreign limited liability company in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder or under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations in each case except where the failure to maintain such licenses, permits, charters and registrations would not reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business.
(c)    Cash Management Systems: Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Collections to the Collection Account by the close of business on the Business Day following the date such Collections are received by the Seller.

(d)    Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP, maintain and implement administrative and operating procedures; and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.
(e)    Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the transfer of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.
(f)    Reserved.
(g)    Taxes. The Seller will file on a timely basis all U.S. federal and other material Tax returns (including foreign, federal, state, local and otherwise) required to be filed and will pay all Taxes due and payable by it or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Seller).
(h)    ERISA. The Seller shall not, and shall not cause or permit any of its Affiliates to, cause or permit to occur an event that results in the imposition of a Lien on any Transferred Asset under Section 412 of the Code or Section 303(k) or 4068 of ERISA.
(i)    Reserved.
(j)    Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents or on or with respect to any of its rights in the Transferred Assets, in each case other than Permitted Liens. For the avoidance of doubt, this Section 5.1(j) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.
(k)    Change of Name. Etc. The Seller shall not change its name, identity or partnership structure in any manner that would make any financing statement or continuation statement filed by the Seller (or by the Facility Agent on behalf of the Seller) in accordance with Section 2.1(c) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.
(l)    Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Collateral Obligations Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP.
(m)    Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account; provided that, this clause (m) shall not prohibit the deposit of proceeds of a capital contribution made by the Seller to the Purchaser pursuant to the Transaction Documents and in accordance with the Purchaser’s Constituent Documents (or any deemed contribution pursuant to this Agreement).
(n)    Separate Identity. The Seller acknowledges that the Facility Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the Loan Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller.
(o)    Taxes. The Seller shall file on a timely basis all federal and other material Tax returns (including foreign, federal, state, local and otherwise) required to be filed, if any, and shall pay all federal and other material Taxes due and payable by it (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Seller).
ARTICLE VI
WARRANTY LOANS
SECTION 6.1    Warranty Collateral Obligations.
The Seller agrees that, with respect to any Warranty Collateral Obligation (as defined in the Loan Agreement), no later than 30 days after the earlier of (x) knowledge of such breach on the part of a Responsible Officer of the Seller and (y) receipt by a Responsible Officer of the Seller of written notice thereof given by the Purchaser, the Facility Agent or any other Secured Party, the Seller shall either (a) pay to the Collection Account in immediately available funds the Repurchase Amount with respect to the Warranty Collateral Obligation(s) to which such breach relates or (b) substitute for such Warranty Collateral Obligation(s) one or more Eligible Collateral Obligation with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30 day period, a Warranty Collateral Obligation Cure (as defined in the Loan Agreement) with respect to such Warranty Collateral Obligation shall have occurred.

SECTION 6.2    Limitation on Sales to Seller and Affiliates. At any time after the Closing Date, the Purchaser may sell any Collateral Obligations to the Seller or any Affiliate thereof for an amount which constitutes fair consideration and reasonably equivalent value; provided, that the aggregate Principal Balance of all Collateral Obligations and any Collateral Obligations for which a Revaluation Event as set forth in clause (a) of the definition thereof shall have occurred, sold pursuant to Optional Sales to an affiliate of the Borrower or the Servicer from and after the Closing Date shall not exceed 15% of the highest Aggregate Eligible Collateral Obligation Amount in effect during the Revolving Period.
ARTICLE VII
CONDITIONS PRECEDENT
SECTION 7.1    Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Closing Date and any Purchase Date shall be subject to the satisfaction of the following conditions:
(a)    All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on such Purchase Date;
(b)    All information concerning such Transferred Assets provided to the Purchaser and the Facility Agent shall be true and correct, when taken as a whole, in all material respects as of such Purchase Date; provided that, with respect to written or electronic information furnished by the Seller that was provided to the Seller from or in respect of an Obligor with respect to a Transferred Asset, such information need only be true, correct and complete to the knowledge of the Seller;
(c)    The Seller shall have performed in all material respects all other obligations required to be performed by the provisions of this Agreement and the other Transaction Documents to which it is a party;
(d)    The Seller shall have either filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(d); and
(e)    All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VIII
MISCELLANEOUS PROVISIONS
SECTION 8.1    Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Facility Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.
SECTION 8.2    Governing Law: Submission to Jurisdiction.
(a)    THIS AGREEMENT AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
(b)    Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
SECTION 8.3    Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below:
in the case of the Purchaser:
CL LSF SPV I, LLC
201 Main Street, Suite 2100
Fort Worth, Texas 76102
Attention: Jeremiah Loeffler
Email: CreditOps@crestlineinc.com

in the case of the Seller:
Crestline Lending Solutions, LLC
201 Main Street, Suite 2100
Fort Worth, Texas 76102
Attention: Jeremiah Loeffler
Email: CreditOps@crestlineinc.com
(in each case, with a copy to the Facility Agent at the address for notice provided under the Loan Agreement)
All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.
SECTION 8.4    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
SECTION 8.5    Assignment. The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Seller authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Purchaser or the Collateral Agent (acting solely at the Facility Agent’s request) as the assignee of the Purchaser may reasonably request to protect and preserve the Conveyances and security interests granted by this Agreement.
SECTION 8.6    Further Assurances.
(a)    The Purchaser and the Seller agree to do and perform, from time to time, any and all acts, to provide such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Collateral and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the Loan Agreement, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Collateral

Obligations for filing under the provisions of the UCC or other laws of any applicable jurisdiction.
(b)    The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.
SECTION 8.7    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Facility Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.
SECTION 8.8    Counterparts. This Agreement may be executed in two or more counterparts including telecopy or email transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement by telecopy or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.
SECTION 8.9    Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Facility Agent, for the benefit of the Secured Parties, is intended by the parties hereto to be a third-party beneficiary of this Agreement.
SECTION 8.10    Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.
SECTION 8.11    Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

CRESTLINE LENDING SOLUTIONS, LLC, as Seller

By:	/s/ Chris Semple
Name: Chris Semple
Title: Chief Executive Officer

CL LSF SPV I, LLC, as Purchaser

By: Crestline Lending Solutions, LLC, its member

By:	/s/ Chris Semple
Name: Chris Semple
Title: Chief Executive Officer
[Signature Page to Sale and Contribution Agreement]

Schedule A
SCHEDULE OF COLLATERAL OBLIGATIONS
Provided Separately

Schedule B
FORM OF PURCHASE NOTICE
[Date]
To:      Deutsche Bank AG, New York Branch
One Columbus Circle
New York, New York 10019
Attention: Asset Finance Department
Email: amit.patel@db.com, peter.sabino@db.com, anuar.atiye-manzur@db.com, abs.conduits@db.com, lenderfinance_collatreview@list.db.com
Re:      Purchase Notice for Conveyance
Date of ______________, 20__
Ladies and Gentlemen:
This Purchase Notice is delivered to you pursuant to Section 2.1(b) of the Sale and Contribution Agreement, dated as of September 19, 2025 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between CL LSF SPV I, LLC, as purchaser (the “Purchaser”), and CRESTLINE LENDING SOLUTIONS, LLC, as seller. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.
In accordance with Section 2.1(b) of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser on the above-referenced Purchase Date pursuant to the terms and conditions of the Sale Agreement the Collateral Obligations listed on Schedule I hereto, together with the Related Security and all proceeds of the foregoing.
Please wire the cash portion of the Purchase Price to the Seller pursuant to the wiring instructions included at the end of this letter.
The Seller represents that the conditions described in Section 7.1 of the Sale Agreement have been satisfied with respect to such Conveyance.
The Seller agrees that if prior to the Purchase Date any matter certified to herein by it will not be true and correct in any material respect at such time as if then made, it will immediately so notify the Purchaser. Except to the extent, if any, that prior to the Purchase Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the Purchase Date as if then made.
The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ___ day of ________, 20__.

Very truly yours,

CRESTLINE LENDING SOLUTIONS, LLC, as Seller

By:
Name:
Title:

Wire Instructions
Bank: ABA:
Account Name:
Account Number:
For further credit to account:

Schedule of Collateral Obligations